UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  October 31, 2002

                           RHBT Financial Corporation
             (Exact name of registrant as specified in its charter)


        South Carolina                  000-26905             58-2482426
(State or other jurisdiction of        (Commission         (I.R.S. Employer
incorporation or organization)        File Number)       Identification No.)


               249 E. Main Street, Rock Hill, South Carolina 29731
              (Address of principal executive offices and zip code)

Registrant's telephone number, including area code: (803) 324-2500

                                       N/A

         (Former name or former address, if changed since last report.)

Item 5.   Other Events and Regulation FD Disclosure

     Sale of Assets. Effective October 31, 2002, Registrant's wholly-owned subsidiary, Rock Hill Bank & Trust, disposed of substantially all of its assets and a portion of its liabilities, including all of its deposit liabilities, to Carolina First Bank, a wholly-owned subsidiary of The South Financial Group, Inc., pursuant to an Asset Sale Agreement by and among Carolina First Bank, The South Financial Group, Inc. and Rock Hill Bank & Trust. In exchange for its assets, Rock Hill Bank & Trust received 430,017 shares of The South Financial Group common stock and the right to receive a cash earnout equal to 30% of the gross amount associated with recoveries of charge-offs and net reductions in the loss reserve of certain designated loans and 50% of net amounts recovered under Registrant's blanket bond insurance policy with respect to such loans. The former operations of Rock Hill Bank will now be conducted as branch operations of Carolina First Bank.

     Dissolution. Immediately after the closing of the asset sale, Rock Hill Bank & Trust merged into Registrant, and Registrant filed Articles of Dissolution with the South Carolina Secretary of State to commence Registrant's dissolution pursuant to its Plan of Dissolution dated as of September 25, 2002. The Plan of Dissolution requires Registrant to: (i) see to the collection and receipt of amounts due to Registrant under the Asset Sale Agreement or otherwise, (ii) provide for the payments of and liabilities of Registrant to the extent of collected funds available therefore; (iii) arrange for the filing of all necessary tax returns, filings required to be made with the SEC and reports to shareholders; and (iv) from time to time, as funds become available therefor, make distributions to shareholders.

     Shareholder Action. The foregoing transactions were approved by shareholders of the Registrant at a meeting on October 31, 2002. More than two-thirds of the outstanding shares of Reigstrant's common stock were voted in favor of the transactions.

     Interests of Affiliates. The South Financial Group owns 382,500 shares (22.5%) of Registrant's outstanding common stock.

     The directors and executive officers of Registrant each have interests in the asset sale that are different from the interests of all shareholders. These interests relate to or arise from, among other things:

     o the retention of most of the officers of Registrant as officers of Carolina First Bank;
     o the execution of employment agreements between Carolina First Bank and Herman E. Honeycutt, Patricia M. Stone, Stephen J. Sannella and Robert
          M. Jolley, Jr.;
     o    the payment by Rock Hill Bank & Trust of severance  payments to Herman
          E. Honeycutt and Patricia M. Stone of approximately six months' compensation;
     o    the retension of all directors as members of a "local advisory board";
          and
     o the contribution of Carolina First Bank of up to $100,000 per year for five years for directors' and officers' liability insurance for directors and officers of Registrant and Rock Hill Bank & Trust or to defray any liability incurred by directors and officers.

     Termination of Registration. The Registrant plans to terminate the registration of its common stock pursuant to the Securities Exchange Act of 1934 immediately after the filing of this Form 8-K and to thereafter discontinue periodic filings with the SEC.

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Item 7.  Financial Statements and Exhibits

(a)  Financial Statements of Business Acquired.

     Not applicable.

(b)  Pro forma financial information.

     Not applicable.

(c)  Exhibits:

     Exhibit No.
     from Item
     601 of Reg. S-K     Description
     ---------------     -----------

          2.1 Asset Sale Agreement By and Among Carolina First Bank, The South Financial Group, Inc. and Rock Hill Bank & Trust (incorporated by reference to Appendix A to Proxy Statement/Prospectus filed on Form S-4 by The South Financial Group, Inc., File No. 333-100100)

          2.2 Plan of Dissolution of RHBT Corporation (incorporated by reference to Appendix B to Proxy Statement/Prospectus filed by The South Financial Group, File No. 333-100100.)


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



                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                           RHBT FINANCIAL CORPORATION
                                           -------------------------------------
                                                   (Registrant)


                                                Herman E. Honeycutt
Date: October 31, 2002                      By:---------------------------------
                                                Herman E. Honeycutt
                                                Chief Executive Officer
















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


                                  EXHIBIT INDEX

     Exhibit No.
     from Item
     601 of Reg. S-K     Description
     ---------------     -----------

         2.1 Asset Sale Agreement By and Among Carolina First Bank, The South Financial Group, Inc. and Rock Hill Bank & Trust (incorporated by reference to Appendix A to Proxy Statement/Prospectus filed on Form S-4 by The South Financial Group, Inc., File No. 333-100100)


          2.2 Plan of Dissolution of RHBT Corporation (incorporated by reference to Appendix B to Proxy Statement/Prospectus filed by The South Financial Group, File No. 333-100100.)


























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